Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Registrant do hereby constitute and appoint Andrés Ocampo and Jaime Caballero Uribe, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andrés Ocampo	Director and Chief Executive Officer	August 14, 2024
Andrés Ocampo	(Principal Executive Officer)

/s/ Jaime Caballero Uribe	Chief Financial Officer	August 14, 2024
Jaime Caballero Uribe	(Principal Financial and Accounting Officer)

/s/ Sylvia Escovar Gómez	Chair of Board and Director	August 14, 2024
Sylvia Escovar Gómez

Director
James F. Park

/s/ Robert Bedingfield	Director	August 14, 2024
Robert Bedingfield

/s/ Constantin Papadimitriou	Director	August 14, 2024
Constantin Papadimitriou
Director
Somit Varma

/s/ Brian F. Maxted	Director	August 14, 2024
Brian F. Maxted

Director
Carlos E. Macellari

/s/ Marcela Vaca	Director	August 14, 2024
Marcela Vaca